Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

_________________________

FORM T-1

STATEMENT OF ELIGIBILITY
     UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

     ___________________________________________
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

________________________________________

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1999 Avenue of the Stars, Floor 26
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

     F. Henry Kleschen III
Assistant General Counsel
227 West Monroe Street, Suite 2600
Chicago, IL 60606
Tel: (312) 267-5064

(Name, address and telephone number of agent for service)
____________________________________________
SOUTHWESTERN ENERGY COMPANY
(Exact name of obligor as specified in its charter)

Arkansas	71-0205415
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No

2350 North Sam Houston Parkway East
Suite 300
Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

DEBT SECURITIES
(Title of the indenture securities)

________________________________________

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.         List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit	1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California WaterCompany filing, dated December 7, 2001, which is incorporated by reference).

Exhibit	2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit	3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit	4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit	5.	Not Applicable

Exhibit	6.	The consent of the Trustee required by Section 321 (b) of the Act.

Exhibit	7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit	8.	Not Applicable

Exhibit	9.	Not Applicable

SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 21st day of July, 2005.

J. P. Morgan Trust Company, National Association

By	/s/ Benita A. Vaughn
Benita A. Vaughn
Authorized Officer

EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

July 21, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Southwestern Energy Company and J.P. Morgan Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

J.P. Morgan Trust Company, National Association

By	/s/ Benita A. Vaughn
Benita A. Vaughn
Authorized Officer

Exhibit 7.

Report of Condition of the Trustee.

J. P. Morgan Trust Company, National Association Statement of Condition

March 31, 2005

($000)
Assets
Cash and Due From Banks	$29,397
Securities	207,530
Loans and Leases	110,719
Premises and Fixed Assets	8,753
Intangible Assets	370,377
Goodwill	202,094
Other Assets	42,767

Total Assets	$971,637

Liabilities
Deposits	$121,455
Other Liabilities	55,518

Total Liabilities	176,973

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	92,477

Total Equity Capital	794,664

Total Liabilities and Equity Capital	$971,637